NEWS RELEASE
For more information, contact:
Bradley T. Howes
Investor Relations Officer
(248) 312-2000

Flagstar Announces Sale of Remaining Northeast-Based Commercial Loan Portfolio

TROY, Mich., February 6, 2013 -- Flagstar Bancorp, Inc. (NYSE: FBC), ("Flagstar"), the holding company for Flagstar Bank, FSB (the "Bank"), today announced that, effective February 5, 2013, the Bank has entered into a definitive Asset and Portfolio Purchase and Sale Agreement (the "Agreement") under which Customers Bank (“Customers”) will acquire substantially all of Flagstar's remaining Northeast-based commercial loan portfolio.

Under the terms of the Agreement, Customers will acquire $187.6 million in commercial loan commitments, of which $150.9 million is currently outstanding. The loans sold consist primarily of commercial and industrial loans. Flagstar expects that the total purchase price will be approximately $148.9 million, which represents 98.7% of the outstanding balance.

Flagstar expects that a vast majority of these assets will be transferred during the first quarter 2013. Upon completion of these transfers, and completion of the transfers associated with the Northeast-based commercial loan sale previously announced on January 2, 2013, Flagstar expects its remaining Northeast-based commercial loan portfolio balance to be approximately $19.3 million. As part of the Agreement, and subject to receipt of customary third party consents, Customers will also assume the leases for two of Flagstar's commercial banking offices in the Northeast.

“This agreement represents another milestone as we enhance our focus on our community banking operation in Michigan and our national mortgage business," said Michael Tierney, Flagstar's Chief Executive Officer. “Going forward, our commercial banking efforts will primarily relate to small business and middle market companies in Michigan. We thank our commercial banking team in the Northeast for their efforts in building a strong portfolio of loans.”

Sandler O'Neill Mortgage Finance L.P., an affiliate of Sandler O'Neill +Partners, L.P., is acting as exclusive financial advisor and agent to Flagstar in connection with the asset sale. Bracewell & Giuliani and Nutter, McClennen & Fish are serving as legal advisors to Flagstar.

About Flagstar

Flagstar Bancorp, Inc. (NYSE: FBC) is the holding company for Flagstar Bank, a full-service financial institution offering a range of products and services to consumers, businesses, and homeowners. With $14.1 billion in total assets at December 31, 2012, Flagstar is the largest publicly held savings bank headquartered in Michigan. Flagstar originates loans nationwide and is one of the leading originators of residential first mortgage loans. For more information, please visit flagstar.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that are difficult to predict and could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Forward-looking statements contained in this press release and any information related to expectations about future events or results are based upon information available to the Company as of the date hereof. Forward-looking statements can be identified by such words as "anticipates," "intends," "plans," "seeks," "believes," "expects", "estimates," and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements made regarding the Company's current expectations, plans or forecasts of its core business drivers, credit related costs, asset quality, capital adequacy and liquidity, the implementation of the Company's business plan and growth strategies, the suspension of dividend payments on preferred stock, the deferral of interest payment on trust preferred securities, the result of improvements to the Company's servicing processes, and other similar matters. Although we believe that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies, and other factors. Accordingly, we cannot give you any assurance that our expectations will in fact occur or that actual results will not differ materially from those expressed or implied by such forward-looking statements. We caution you not to place undue reliance on any forward-looking statement and to consider all of the following uncertainties and risks, as well as those more fully discussed in the Company's filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, our Forms 10-K and 10-Q: volatile interest rates that impact, among other things, the mortgage banking business, our ability to originate loans and sell assets at a profit, prepayment speeds and our cost of funds; changes in regulatory capital requirements or an inability to achieve or maintain desired capital ratios; actions of mortgage loan purchasers, guarantors and insurers regarding repurchases and indemnity demands and uncertainty related to foreclosure procedures; uncertainty regarding pending and threatened litigation; our ability to control credit related costs and forecast the adequacy of reserves; the imposition of regulatory enforcement actions against us; our compliance with the Consent Order with the Office of the Comptroller of the Currency, which was disclosed on October 23, 2012; and the commercial loan sale may not have the projected impact or be consummated in a timely manner. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the SEC, the Company undertakes no obligation to update any such statement to reflect events or circumstances after the date on which it is made.